Exhibit 99.4

Transaction Questions & Answers

General Questions

1.	Why sell now when the company is making great progress on DSR wins and just reported a great quarter?

We expect our business momentum to continue under the new ownership. Our Board has determined that this transaction is advisable and in the best interest of our shareholders and recommends that our shareholders vote in favour of the adoption of the merger.

2.	How did you come to a view that this is good value for shareholders?

Our Board believes this transaction represents fair value for the Company and is in the best interests of the Company and its shareholders.

3.	What can the company do better as a private company?

With the backing of investors who endorse our vision and will have a vested interest in our success, we will have the opportunity to become a more agile company. Our business unit reorganization continued the process of aligning our focus on our key deliverables, and privatization is a natural progression as it provides us with more flexibility in serving our customers and achieving our long-term goals. With an unwavering focus on our global installed base of customers, our priority is to innovate with best-in-class solutions for the mobile data and video market.

4.	Who is Siris? How familiar are they with this space?

Siris Capital Group is a private equity firm specializing in the technology, telecommunications and health-care services industries. Siris was co-founded in early 2011 by Frank Baker, Peter Berger and Jeffrey Hendren. Before co-founding Siris, these professionals managed the private equity investments of S.A.C. Capital Advisors. Prior to S.A.C., they were all affiliated with Ripplewood Holdings. Notably, this team led the buyout of Airvana Inc., a CDMA and femto cell equipment supplier.

5.	Who else is included in the investor group?

GSO Capital Partners, with approximately $29 billion in assets, is one of the largest credit-oriented asset managers in the world and a major participant in the leverage finance marketplace. GSO is a subsidiary of The Blackstone Group which was founded in 1985 and, today, is one of the world’s largest private equity firms.

Sankaty Advisors, with approximately $18 billion in assets, one of the nation’s leading private managers of fixed income assets including leverage loans, mezzanine debt, structured products and equity investments. Sankaty is a subsidiary of Bain Capital, the private equity firm founded by the partners of the consulting firm Bain & Company in 1984.

6.	Did you talk to other potential buyers and who were they?

We received a number of inbound indications of interest, and conducted a thorough process of inviting interest from strategic partners and financial investors. Ultimately, our Board determined Siris was the most suitable acquirer. Our Board determined that this transaction was in the best interest of our shareholders.

7.	How long will this transaction take to close? What are the approval processes? Is there risk the transaction won’t close?

We expect the transaction, which is subject to customary closing conditions, to close in the first quarter of 2012.

8.	What is the level of shareholder approval required?

Majority votes of shareholders of Tekelec as of the record date are required to approve the merger.

9.	Is there going to be a new senior management team?

We expect the senior management team led by Ron de Lange will continue to lead the company.

10.	What will Ron and the management team do during this interim period before the transaction is closed?

They will continue implementing the Company’s strategic business plan, focused on growing sales and profits.

11.	What happens to Tekelec’s Board of Directors?

Upon completion of the merger, a new board, elected by the new shareholders, will lead the organization.

12.	What do you expect the reaction from your employees/customers?

While change can be initially unsettling, the added flexibility and focus on the business afforded by private company status will hopefully result in positive reactions from our employees and customers.

13.	Is the name or brand of the Company going to change?

We expect to maximize the value of the 40-year-old Tekelec brand as part of this transaction.

14.	Will the company be moving?

No, we do not intend to move from our headquarters in Morrisville, North Carolina as part of this transaction.

Investor Questions

15.	Are Analysts’ estimates the right ones to think about or are you above/below these?

Analysts’ estimates are their own.

16.	What was the premium on the transaction?

Under the terms of the merger agreement Tekelec shareholders will receive $11.00 of cash per share, which is a 11 % premium over the closing stock price of November 4, 2011 of $9.90, and a 38% premium over the 30 day trading average closing price of Tekelec common stock.

17.	What are the source of funds for the buyer and how certain are those funds?

The investor group led by Siris Capital Group will be using a combination of their own debt, and equity financing to purchase the outstanding shares.

18.	Is there a reverse break-up fee and how much is that fee? What is the breakup fee?

The details of the transaction are set out in more detailed in the Form 8-K that we are filing with the SEC and will be described in more detail in the proxy statement for the special meeting of our shareholders to adopt the merger agreement. The proxy statement will be promptly filed by the Company.

19.	What are the impacts to the company if the deal does not close?

The Company and its employees will continue to focus on executing our strategy.

20.	Is this a management buyout?

No. The details of the transaction will be described in more detail in the proxy statement for the special meeting of our shareholders, which will be promptly filed by the Company.

21.	What percentage ownership will existing management have in the new company?

The details of the transaction will be described in more detail in the proxy statement for the special meeting of our shareholders, which will be promptly filed by the Company.

22.	Will there be a shareholder vote? When will it be?

Completion of the transaction is subject to approval of Tekelec’s shareholders, regulatory approvals and other closing conditions and is expected to occur during the first quarter of 2012.

23.	Who were your advisors in the transaction?

Goldman, Sachs & Co. was our financial adviser on the transaction. Bryan Cave LLP and Akin Gump Strauss Hauer & Feld LLP acted as our legal advisers.

Customer Questions

24.	How will the ownership changes and the associated capital structure changes in Tekelec affect the Company?

The company has had a variety of capital structures in the last 5 years. We do not believe the capital structure of the company will change our strategic objectives or customer focus.

25.	- Who are the banks that provide the debt for this transaction?

Affiliates from GSO Capital Partners and Sankaty Advisors are the lenders.

26.	- What is the intention of the new investors and what is their time horizon?

We believe that the investors have an in depth knowledge of the telecom industry They have told us they believe very strongly that the best way to maximize their investment is through development of innovative products and high level customer service. Their success is tied directly to our customers’ success.

27.	- Does Siris have a track record of similar investments and how did these companies do?

The team behind Siris has successfully completed the acquisition/buy-out of numerous companies including Japan Telecom (exit to Softbank), Western Multiplex (exit to Proxim) and Airvana (current holding).

28.	Will anything change from our perspective? Will I still be working with the same team?

From a customer perspective, very little should change. Tekelec expects to continue to operate business-as-usual through the close of the transaction and beyond. We will continue to provide you with the scale, innovation and customer support to meet your business requirements.

29.	What does this mean for future investment in R&D and products?

Tekelec will continue to focus on delivering world class products to our customers. Our focus and strategy as a company has not changed with the announcement of this transaction.

30.	What does this mean to your relationships with large vendors / integrators that partner with you to serve us?

We do not expect any changes in our relationships with our partners as a result of this transaction.

31.	Will you be changing your product lines or discontinuing any services?

Our focus on supporting our existing customers and winning in the marketplace with our Broadband Network Solutions products will not change.

32.	Why does this sale make sense? Isn’t it better to be a public company?

With the backing of investors who endorse our vision and have a vested interest in our success, we should have the opportunity to become a more agile company. Our business unit reorganization continued the process of aligning our focus on our key deliverables, and privatization is a natural progression as it provides us with more flexibility in serving our customers and achieving our long-term goals. With an unwavering focus on our global installed base of customers, our priority is to innovate with best-in-class solutions for the mobile data and video market.

Employee Questions

33.	Are there going to be any organizational changes? Layoffs?

We are currently executing on a plan announced in May, driven from our reorganization into Broadband Network Solutions (BNS) and Global Signalling Solutions (GSS), to ensure that we are properly focused and can competitively deliver best in class products to our current and future customer base. The acquisition reaffirms our plan and the company’s strategic direction.

34.	How is my role going to change? How does this affect my work/group/division?

There are no immediate changes to either your work or the organizational structure of Tekelec. You can expect to do the same work tomorrow that you do today. Going forward, we will continue to deliver on our reorganization plan from earlier this year and continuously evaluate our business to ensure that we are best positioned for success.

35.	What impact will this have on career opportunities?

This transaction shouldn’t have any impact on your career opportunities. As is the situation today, your career opportunities are expected to expand as we grow and expand the business.

36.	- Will there be a merger with other Siris investments?

We do not currently anticipate any consolidation with other Siris investments.

37.	- Will the new investors change how we run the company?

We expect that they will accelerate the execution of our strategy to align the two business units, maximizing our installed base of customers in GSS and growing our business opportunities in BNS. Further as a private company, we expect to be more agile.

38.	- I am a contractor what will this mean for me?

This transaction should have no impact on your relationship with Tekelec

39.	Who is Siris? How familiar are they with this space?

Siris Capital Group is a newly created private equity firm specializing in the technology, telecommunications and health-care services industries. Siris was co-founded in early 2011 by Frank Baker, Peter Berger and Jeffrey Hendren. Before co-founding Siris, these professionals managed the private equity investments of S.A.C. Capital Advisors. Prior to S.A.C., they were all affiliated with Ripplewood Holdings. Notably, this team led the buyout of Airvana Inc., a CDMA and femto cell equipment supplier, in 2009.

40.	How long will this transaction take to close? What are the approval processes? Is there risk the transaction won’t close?

We expect the transaction, which is subject to customary closing conditions, to close in the first quarter of 2012. We do not anticipate any other risks to the closing of this transaction.

41.	Is there going to be a new senior management team?

We expect the senior management team led by Ron de Lange will continue to lead the company.

42.	Is the name or brand of the Company going to change?

We expect to maximize the value of the 40-year-old Tekelec brand as part of this transaction.

43.	Will the company be moving?

No, we do not expect the Company to move from our headquarters in Morrisville, North Carolina as part of this transaction

44.	What do you expect as the reaction from customers?

While change can be initially unsettling, the added flexibility and focus on the business afforded by private company status will hopefully result in positive reactions from our customers.

45.	Will we become employees of Siris Capital?

No, you will remain employed by Tekelec, which will be owned by an affiliate of Siris and other investors following the closing of the transaction.

46.	Will employee email addresses change, and if so, when?

Your work contact information will not change as a result of this transaction.

47.	What happens to my existing stock options/RSUs/SARS?

Your current vested equity will be valued at $11.00 per share, net of any exercise or grant price, as of the day the transaction closes. Any unvested equity will immediately vest as a result of this transaction and will also be valued at $11.00 per share, net of any exercise or grant price. Additional information regarding the transaction specifics as it relates to employee held equity will be supplied as we move from announcing to closing the transaction.

48.	Will Tekelec’s equity grant practice continue?

No. The current program is designed for a publicly traded company. We continue to expect to offer competitive compensation packages to retain and attract our employee base. We expect to implement a combination of private company equity and other long term compensation programs which will vary by employee, in addition to customary salary/bonus plans.

49.	Will the Tekelec Employee Stock Purchase Plan (ESPP) continue?

As one of the conditions of the merger agreement the ESPP program will be discontinued prior to the closing of the transaction. We will not offer an ESPP program in the future as we will not be a publicly traded company.

50.	Will I continue to get paid on the same schedule?

Yes. You will continue to be paid on the same schedule.

51.	What will the impact be on recruiting?

We will continue our efforts to recruit the best possible candidates to work for Tekelec.

52.	What does this mean for my employee bonus plan?

The 2011 Employee Bonus Plan will remain in place for the remainder of 2011 with payouts determined by the objectives set forth in the plan. Consistent with past practice, we will make the determination of achievement against these objectives in the first quarter of 2012.

53.	Will there be an employee bonus plan in 2012?

We expect the Company to continue to expect to offer competitive compensation packages to retain and attract our employee base. Accordingly, we expect to review our incentive compensation plans to ensure they are properly aligned with our business objectives and the requirements of our new ownership.

54.	What does it mean to be a private company vs. a public company?

Following the closing of the transaction, the stock of the Company will not be traded on a public exchange. A private company provides more flexibility in making certain decisions for the long term.

Important Additional Information and Where to Find It

At the closing of the transaction, a subsidiary of the investor group’s newly formed company will merge with and into the Company, and the Company will survive as a wholly owned subsidiary of the newly formed company (“Buyer”). The Company plans to file with the Securities and Exchange Commission (the “SEC”) and to mail to its shareholders a Proxy Statement in connection with the transaction. The Proxy Statement will contain important information about the Company, Buyer, the merger and related matters. Investors and security holders are urged to read the Proxy Statement carefully when it is available. Investors and security holders will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by the Company and Buyer through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the Proxy Statement from the Company by contacting Investor Relations, 5200 Paramount Parkway, Morrisville, North Carolina 27560, (919) 380-6148.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s shareholders with respect to the special meeting of the Company’s shareholders that will be held to consider the transactions contemplated by the merger agreement. Information regarding the Company’s directors and executive officers is contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 and in its Proxy Statement dated April 6, 2011 for the Company’s 2011 Annual Meeting of Shareholders, both of which were filed with the SEC. Additional information regarding the interests of the Company’s directors and executive officers in the transaction will be included in the Proxy Statement for the special meeting of the Company’s shareholders to be held to approve the transactions contemplated by the merger agreement and other relevant documents regarding the proposed merger, when filed with the SEC.

Forward-Looking Statements

Certain statements made herein, including but not limited to statements regarding expectations of the benefits of the proposed transaction, the expected timetable for completing the transaction and the Company’s future business plans (which statements may be identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “should,” “seeks,” “future,” “continue,” or the negative of such terms, or other comparable terminology), are forward-looking, reflect current intent, belief or expectations and involve certain risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to differ materially from those expressed in or indicated by them. The Company’s actual future performance may differ materially from such expectations as a result of important risk factors, which include, in addition to those identified in the Company’s 2010 Form 10-K, 2011 First, Second, and Third Quarter Forms 10-Q and other filings with the Securities and Exchange Commission, any failure by the investor group to complete the necessary debt and equity financing arrangements contemplated by the commitment letters received in connection with the merger; the occurrence of any event or proceeding that could give rise to the termination of the merger agreement; the inability of the parties to complete the merger due to the failure to satisfy the closing conditions, including obtaining the approval of the holders of at least a majority of the Company’s outstanding shares of common stock entitled to vote on the adoption of the merger agreement; the outcome of any legal proceedings that may be instituted against the Company and others following announcement of the proposed transaction; risks that the proposed transaction disrupts current plans and operations and potential difficulties in employee and customer retention as a result of the merger; the ability to recognize the benefits of the merger; and legislative, regulatory and economic developments. Many of the factors that will determine the outcome of the subject matter of these Transaction Questions and Answers are beyond the Company’s ability to control or predict. The Company can give no assurance that the conditions to the merger will be satisfied. The Company undertakes no obligation to publicly update any forward-looking statements whether as a result of new information, future events or otherwise. The Company also is not responsible for updating any of the other information contained herein beyond the published date